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                                                                   EXHIBIT 99-b


                                 THE HIGH COURT

                                                      1999 No. [  ] COS CT [  ]

                      IN THE MATTER OF SAVILLE SYSTEMS PLC

                                       and

                    IN THE MATTER OF THE COMPANIES ACT, 1963


                            -------------------------


                              SCHEME OF ARRANGEMENT

                 (under section 201 of the Companies Act, 1963)

                                     between

                               SAVILLE SYSTEMS PLC

                                       and

                          THE HOLDERS OF SCHEME SHARES

                            (as hereinafter defined)

                                   Preliminary

(A) In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:


"$"                                United States dollars

"BUSINESS DAY"                     a day (other than a Saturday or Sunday) on
                                   which banks are open for business in Dublin, Minneapolis and New York

"BUYER" ADC Telecommunications, Inc., a corporation formed on 6 November 1953 under the laws of the State of Minnesota

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"BUYER COMMON                      shares of common stock, par value US$0.20, in
STOCK"                             the capital of Buyer

"COMPANY"                          Saville Systems PLC, a public limited
                                   company incorporated in Ireland on 23 June
                                   1993 under the Companies Acts, 1963 to 1990, with registered number 204196

"COMPANY                           deferred shares of IRL.1 each in the capital
DEFERRED SHARES"                   of the Company


"COMPANY                           ordinary shares of US$0.0025 each in the
ORDINARY SHARES"                   capital of the Company

"COURT"                            the High Court of Ireland

"EFFECTIVE DATE"                   effective in accordance with its terms
                                   the date on which the Scheme becomes


"EFFECTIVE TIME"                   the time on the Effective Date at which the
                                   Scheme becomes effective in accordance with its terms

"HEARING DATE"                     the date on which the Order is made

"HOLDER"                           a registered holder and includes any
                                   person(s) entitled by transmission

"ORDER" the order of the Court sanctioning the Scheme under section 201 of the Companies Act, 1963

"RELEVANT                          holders of Scheme Shares whose names appear
HOLDERS"                           in the register of members of the Company at
                                   the Scheme Record Time

"SCHEME" this Scheme in its present form or with or subject to any modification, addition or condition approved by the Court

"SCHEME DEFERRED                   Company Deferred Shares which constitute
SHARES"                            Scheme Shares

"SCHEME ORDINARY                   Company Ordinary Shares which constitute
SHARES"                            Scheme Ordinary Shares

"SCHEME RECORD                     [      ] on the business day immediately
TIME"                              preceding the Effective Date

"SCHEME SHARES"                    (i)  the Company Ordinary Shares and the
                                        Company Deferred Shares in issue at the
                                        date of this document; and

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                                   (ii) any Company Ordinary Shares issued after
                                        the date of this document and prior
                                        to the commencement of the meeting
                                        of holders of Company Ordinary
                                        Shares convened by direction of the
                                        Court pursuant to Section 201 of the
                                        Companies Act, 1963 or issued after
                                        the commencement of that meeting and
                                        prior to [      ] on the day before the
                                        Hearing Date

(B) The authorized share capital of the Company is US$187,500 and IRL30,000 divided into 75,000,000 Company Ordinary Shares and 30,000 Company Deferred Shares of which, as at close of business on [ ] 1999 (the last practicable date before publication of this document), [ ] Company Ordinary Shares and 30,000 Company Deferred Shares had been issued and were fully paid or credited as fully paid and the remainder of the Company Ordinary Shares were unissued.

(C) The authorized capital stock of Buyer consists of 310,000,000 shares, divided into 300,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock, no par value, of which, as at close of business on [ ] 1999 (the last practicable date before publication of this document), [ ] shares of Buyer Common Stock and no shares of preferred stock were issued and outstanding.

(D) Buyer is the holder of no Company Ordinary Shares and no Company Deferred Shares.

(E) Buyer has agreed to appear by counsel on the hearing of the petition to sanction this Scheme and to undertake to the Court that, subject to the Scheme becoming effective as described in Clause 5(A) hereof, it will be bound thereby and it will execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it for the purpose of giving effect to this Scheme.

THE SCHEME

1.   CANCELLATION OF SCHEME SHARES

     (A) At the Effective Time, the share capital of the Company shall be reduced by the cancellation of the Scheme Shares and the holders of the Scheme Shares shall be allotted shares of Buyer Common Stock in accordance with Clause 2(A).

     (B) Forthwith and contingently upon the reduction of capital referred to in sub-clause (A) taking effect:

              (i) the share capital of the Company shall be increased by $[ ] and IRL.30,000 by the creation of [ ] new Company Ordinary Shares (the "New Ordinary Shares") and 30,000 new Company Deferred Shares (the "New Deferred Shares") (together, the "New Shares"), such New


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                       Shares to confer the same respective rights and
                       be subject to the same restrictions as the Scheme Shares of the same class; and

              (ii) the Company shall apply the requisite amount of the reserve arising as a result of such reduction of capital in paying up in full the New Shares created pursuant to Clause 1(B)(i), which shall be allotted and issued, and credited as fully paid, to Buyer and/or its nominee(s).

2.   CONSIDERATION FOR THE CANCELLATION OF SCHEME SHARES

     (A) In consideration for the cancellation of the Scheme Shares, Buyer shall, subject to Clause 4(C):

              (i) allot and issue new shares of Buyer Common Stock credited as fully paid to and amongst the Relevant Holders of Scheme Ordinary Shares on the following basis (the "Ordinary Allotment Ratio"):

                       for each Scheme Ordinary Share 0.358 of one share of Buyer Common Stock;
                       and

              (ii) allot and issue new shares of Buyer Common Stock credited as fully paid to and amongst the Relevant Holders of Scheme Deferred Shares on the following basis (the "Deferred Allotment Ratio"):

                       for each Scheme Deferred Share 0.027 of one share of Buyer Common Stock;

              PROVIDED that no fractional shares of Buyer Common Stock shall be issued to any such Relevant Holder of Scheme Shares and if, but for this provision, any such Relevant Holder would be entitled to a fractional share of Buyer Common Stock, such fractional share of Buyer Common Stock shall be rounded up to the next whole share of Buyer Common Stock which shall be allotted and issued to such Relevant Holder.

     (B) If, between June 19, 1999 and the Effective Time, the Company Ordinary Shares shall be changed into a different number of shares or a different class of shares by reason of any reclassification, consolidation, division, subdivision or cancellation (other than the cancellation contemplated by Clause 1) or if a share dividend thereon shall be declared with a record date within such period (an "Ordinary Share Adjustment"), then the Ordinary Allotment Ratio shall be adjusted appropriately so as to maintain the proportional interests of the holders of Scheme

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              Ordinary Shares in the outstanding shares of Buyer Common Stock in effect immediately prior to the Ordinary Share Adjustment.

     (C) If, between June 19, 1999 and the Effective Time, the Company Deferred Shares shall be changed into a different number of shares or a different class of shares by reason of any reclassification, consolidation, division, subdivision or cancellation (other than the cancellation contemplated by Clause 1), or if a share dividend thereon shall be declared with a record date within such period (a "Deferred Share Adjustment"), then the Deferred Allotment Ratio shall be adjusted appropriately so as to maintain the proportional interests of the holders of Scheme Deferred Shares in the outstanding shares of Buyer Common Stock in effect immediately prior to the Deferred Share Adjustment.

     (D) If, between June 19, 1999 and the Effective Time, shares of Buyer Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, or if a cash dividend thereon of more than $1.00 per share of Buyer Common Stock shall be declared with a record date within such period (a "Common Stock Adjustment"), then each of the Ordinary Allotment Ratio and the Deferred Allotment Ratio shall be adjusted appropriately so as to maintain the respective proportional interests of the holders of Scheme Shares in the outstanding Buyer Common Stock in effect immediately prior to the Common Stock Adjustment.

3.   ALLOTMENT AND ISSUE OF SHARES OF BUYER COMMON STOCK

     (A) The shares of Buyer Common Stock to be issued pursuant to Clause 2 shall rank PARI PASSU in all respects with all other shares of Buyer Common Stock in issue on the Effective Date and shall rank for all dividends or distributions made, paid or declared on shares of Buyer Common Stock following the Effective Date.

     (B) Buyer shall issue to each Relevant Holder one or more certificates representing the shares of Buyer Common Stock to be issued to such Relevant Holder pursuant to Clause 2 only upon surrender to Buyer by such Relevant Holder of his or her certificates for Scheme Shares.

     (C) No dividends or other distributions declared or made with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of such certificate shall surrender such certificate. Subject to the effect of attachment, tax or other applicable laws, following surrender of any such certificate, there shall be paid to

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              the holder, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Buyer Common Stock which the holder was allotted pursuant to Clause 2, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment

     (D) If any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance acceptable to Buyer, by the person claiming such certificate to be lost, stolen or destroyed, and complying with such other conditions as Buyer may reasonably impose (including the posting of an indemnity bond or other surety in favor of Buyer with respect to the certificate alleged to be lost, stolen or destroyed), Buyer will deliver to such person the number of shares of Buyer Common Stock to which that person is entitled pursuant to Clause 2.

     (E) All deliveries of notices, documents of title and cheques required to be made by this Scheme shall be effected by posting the same in prepaid envelopes addressed to the persons respectively entitled thereto at their respective addresses as appearing in the relevant register of members (or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the said register of members in respect of the joint holding) immediately prior to the date of their despatch or to such other addresses (if any) as such persons may respectively direct in writing.

     (F) Neither the Company nor Buyer shall be responsible for any loss or delay in the transmission of the documents of title or cheques posted in accordance with Clause 3(E), which shall be posted at the risk of the addressee.

     (G) As from the Effective Time, all certificates representing holdings of Scheme Shares shall cease to be valid for any purpose and each holder of Scheme Shares shall be bound on the request of the Company or Buyer to deliver up to the Company or Buyer, or to any person appointed by the Company or Buyer to receive the same, for cancellation the certificate(s) for his/her Scheme Shares.

     (H) All shares of Buyer Common Stock issued upon cancellation of the Scheme Shares in accordance with Clause 2 (including any cash paid pursuant to Clause 3(C)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Scheme Shares.

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     (I)      Neither Buyer nor the Company shall be liable to any holder of
              Scheme Shares for any such shares of Buyer Common Stock (or dividends or distributions with respect to such shares) or cash delivered to a public official in compliance with any law permitting attachment of money or property or similar law.

4.   OPERATION OF THIS SCHEME

     (A) This Scheme shall become effective as soon as an office copy of the Order shall have been duly delivered by the Company to the Registrar of Companies for registration and an office copy of the order of the Court under section 74 of the Companies Act, 1963 confirming the reduction of capital provided for by this Scheme and a copy of the minute required by section 75 of that Act shall have been duly delivered by the Company to the Registrar of Companies for registration and registered by him, all of which deliveries shall be subject to Clause 4(C).

     (B) Unless this Scheme shall become effective on or before 31 December 1999 or such later date, if any, as the Company and Buyer may agree and the Court may allow, this Scheme shall never become effective.

     (C) The Company and Buyer have agreed that in certain circumstances the necessary action to seek sanction of the Scheme or to make the Scheme effective may not be taken.

     (D) The Company and Buyer may, but neither shall be required to, jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may approve.

5.   COSTS

     The Company is authorized and permitted to pay all the costs and expenses relating to the negotiation, preparation and implementation ofthis Scheme.

[             ] 1999


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